Exhibit 99.1

Locust Walk Acquisition Corp.’s Stockholders Approve Business Combination

with eFFECTOR Therapeutics to Create Next-Generation

Oncology Company Developing New Class of Cancer Therapies

San Diego, CA – August 24, 2021 – Locust Walk Acquisition Corp. (NASDAQ: LWAC) (“LWAC” or the “Company”), a special purpose acquisition company, announced today that the Company’s stockholders have approved all proposals related to the previously announced business combination (the “Business Combination”) with eFFECTOR Therapeutics, Inc. (“eFFECTOR”) at a special meeting of stockholders held on August 24, 2021. Approximately 93.2% of the votes cast at the meeting on the Business Combination proposal, representing approximately 71.7% of LWAC’s outstanding shares, voted to approve the Business Combination.

LWAC stockholders also voted overwhelmingly to approve the other proposals at the special meeting.

The Business Combination is expected to close on or about Wednesday, August 25, 2021. Upon closing, the combined company expects that its common stock and public warrants will commence trading on Nasdaq under the new trading symbols “EFTR” and “EFTRW,” respectively, starting on or about Thursday, August 26, 2021.

LWAC received elections to redeem approximately 17.0 million of its outstanding shares, which will leave approximately $5.2 million in its trust account. Combined with the $60.7 million in expected gross proceeds from a concurrent private placement, there will be approximately $65.9 million of total cash proceeds from the transaction. As a result, eFFECTOR has waived the requirement that the total cash proceeds equal or exceed $100.0 million. There will be approximately $53.5 million of net cash available to the combined company from the transaction, after deducting transaction fees and expenses.

eFFECTOR expects that the net cash following the transaction will allow it to readout topline data from the ongoing Phase 2b KICKSTART trial evaluating tomivosertib in combination with pembrolizumab in patients with metastatic non-small cell lung cancer (NSCLC), as well as readout initial overall response rate data from the ongoing Phase 2a dose expansion cohorts evaluating zotatifin in patients with certain biomarker-positive solid tumors, including ER+ breast cancer and KRAS-mutant NSCLC.

About Locust Walk Acquisition Corp.

Locust Walk Acquisition Corp. (NASDAQ: LWAC) is a blank-check company formed for the purpose of entering a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities.

About eFFECTOR

eFFECTOR is a clinical-stage biopharmaceutical company focused on pioneering the development of a new class of oncology drugs referred to as selective translation regulator inhibitors (STRIs). eFFECTOR’s STRI product candidates target the eIF4F complex and its activating kinase, mitogen-activated protein kinase 1/2 (MNK 1/2). The eIF4F complex is a central node where two of the most frequently mutated signaling pathways in cancer, the PI3K-AKT and RAS-MEK pathways, converge to activate the translation of select mRNA into proteins that are frequent culprits in key disease-driving processes. Each of eFFECTOR’s product candidates is designed to act on a single protein that drives the expression of multiple functionally related proteins, including oncoproteins and immunosuppressive proteins in T cells, that together control tumor growth, survival and immune evasion. eFFECTOR’s lead product candidate, tomivosertib, is a MNK 1/2 inhibitor currently being evaluated in KICKSTART, a randomized, double-blind, placebo-controlled Phase 2b trial of tomivosertib in combination with pembrolizumab in patients with metastatic NSCLC. Zotatifin, eFFECTOR’s inhibitor of eIF4A, is currently being evaluated in Phase 2a expansion cohorts in certain biomarker-positive solid tumors, including ER+ breast cancer and KRAS-mutant NSCLC. eFFECTOR has a global collaboration with Pfizer to develop inhibitors of a third target, eIF4E. In addition to the company’s oncology focus, zotatifin is being evaluated as a potential host-directed anti-viral therapy in patients with mild to moderate COVID-19 in collaboration with the University of California, San Francisco, under a $5 million grant sponsored by the Defense Advanced Research Projects Agency.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between LWAC and eFFECTOR Therapeutics, Inc. All statements other than statements of historical facts contained in this press release, including statements regarding LWAC or eFFECTOR’s future results of operations and financial position, the amount of cash expected to be available to eFFECTOR after the closing and giving effect to any redemptions by LWAC stockholders, eFFECTOR’s business strategy, the timing of the closing of the Business Combination and trading of the Company’s securities on Nasdaq, and the sufficiency of the expected net cash following the transaction to allow clinical trial readouts, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to, the following risks relating to the proposed transaction: the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of LWAC’s securities; the failure to satisfy the conditions to closing the transaction; the ability to realize the anticipated benefits of the transaction; eFFECTOR may use its capital resources sooner than it expects; and the risks associated with eFFECTOR’s business and the Business Combination set forth in the registration statement on Form S-4 filed with the SEC in connection with the Business Combination. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond LWAC’s and eFFECTOR’s control, you should not rely on these forward-looking statements as predictions of future events. . Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law. LWAC and eFFECTOR assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither LWAC nor eFFECTOR gives any assurance that either LWAC or eFFECTOR or the combined company will achieve its expectations.

Contacts:

Investors:

Stephanie Carrington

Westwicke, an ICR Company

646-277-1282

Stephanie.Carrington@westwicke.com

Media:

Heidi Chokeir, Ph.D.

Canale Communications

619-203-5391

heidi.chokeir@canalecomm.com

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